EXHIBIT 3.3

                            CHANTAL LOCK-UP AGREEMENT

      CHANTAL LOCK-UP AGREEMENT ("Lock-Up Agreement") dated as of November 13, 2003 by and among Utix Group, Inc. (fka Chantal Skin Care Corporation), a Delaware corporation ("Utix"), and each of the stockholders listed on Schedule A hereto (the "Stockholders").

      WHEREAS, pursuant to the Share Exchange Agreement, dated as of October 31, 2003 (the "Exchange Agreement"), by and among Utix, Corporate Sports Incentives, Inc., a corporation formed under the laws of the State of New Hampshire ("CSI"), Joel Pensley, an individual (the "Utix Principal Stockholder"), and the stockholders of CSI (the "CSI Stockholders"), (i) the CSI Stockholders will exchange their shares (the "Exchange") of CSI common stock for shares of common stock of Utix (the "Exchange Shares") and (ii) CSI will become a wholly-owned subsidiary of Utix; and

      WHEREAS, it is a condition precedent to the closing of the Exchange that each of the Stockholders enter into and deliver this Lock-Up Agreement, which sets forth the Stockholders' agreement not to sell their Exchange Shares unless pursuant to the terms of this Lock-Up Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree with each other as follows:

      1.    LOCK-UP.

            (a) Those Stockholders that own of record or beneficially less than 10% of the issued and outstanding Chantal Common Shares (as defined in the Exchange Agreement) shall not, unless permitted by the Board of Directors of Utix, sell their Chantal Common Shares for a period of one (1) year from the Effective Date (as defined in the Exchange Agreement) of the Exchange.

      The foregoing period is called the "Lock-Up Period."

            (b) Notwithstanding the foregoing, a Stockholder may transfer all or any of the Exchange Shares owned by such Stockholder (i) by way of gift to any member of his or her family or to any trust for the benefit of any such family member of the Stockholder, provided that any such transferee shall agree in writing with Utix, as a condition to such transfer, to be bound by all of the provisions of this Lock-Up Agreement to the same extent as if such transferee were the Stockholder, (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Lock-Up Agreement to the same extent as if such transferee were the Stockholder, or (iii) pursuant to an effective registration statement. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

            (c) Any transfer or other disposition of the Exchange Shares owned by the Stockholders in violation of the restrictions on transfer contained herein shall be null and void.

      2. RIGHTS OF STOCKHOLDER. It is understood and agreed that the Stockholders have the right to vote all of the Exchange Shares held by them and that the Stockholders shall be entitled to all other rights arising in respect of the Exchange Shares during the Lock-Up Period.

      3. LEGEND. All certificates evidencing any of the Exchange Shares subject to this Lock-Up Agreement shall also bear a legend substantially as follows:

      "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF

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      UNTIL A  REGISTRATION  STATEMENT  WITH  RESPECT  THERETO IS DECLARED
      EFFECTIVE UNDER SUCH ACT, OR UTIX GROUP, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR UTIX GROUP, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

      "PURSUANT TO THE SHARE EXCHANGE AGREEMENT DATED AS OF OCTOBER 31, 2OO3 BY AND AMONG CHANTAL SKIN CARE CORPORATION, A DELAWARE CORPORATION, CORPORATE SPORTS INCENTIVES, INC., A NEW HAMPSHIRE CORPORATION, JOEL PENSLEY, AN INDIVIDUAL, AND THE STOCKHOLDERS OF CORPORATE SPORTS INCENTIVES, INC., THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, SOLD SHORT OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN A LOCK-UP AGREEMENT BY AND BETWEEN THE
      HOLDER   HEREOF  AND  UTIX  GROUP,   INC.  (FKA  CHANTAL  SKIN  CARE
      CORPORATION)"

      4. SPECIFIC ENFORCEMENT. The parties hereby acknowledge and agree that they may be irreparably damaged in the event that this Lock-Up Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Lock-Up Agreement by any party, any other party shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

      5. TERM OF AGREEMENT. This Lock-Up Agreement shall expire on the date that is the end of the Lock-Up Period.

      6. GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Lock-Up Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of laws provisions and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

      7. ENTIRE AGREEMENT AND AMENDMENTS. This Lock-Up Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by an agreement signed by Utix and the holders of at least a majority of the Exchange Shares subject to this Lock-Up Agreement; provided, however, that no amendment or modification that imposes any additional obligations on any Stockholder or increases the length of the Lock-Up Period shall be binding upon such Stockholder without such Stockholder's written consent thereto.

      8. WAIVERS. From time to time Utix may waive its rights hereunder either generally or with respect to one or more specific transfers which have been proposed, attempted or made. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

      9. SEVERABILITY. If any provision of this Lock-Up Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provision of this Lock-Up Agreement, and this Lock-Up Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      10. COUNTERPARTS. This Lock-Up Agreement may be executed in two or more counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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


      IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed, as of the date first above written.

                                        UTIX GROUP, INC.

                                        By:
                                           ----------------------------------
                                               Name:
                                               Title:



                                        STOCKHOLDERS

                                        -------------------------------------
                                        Jon Adams

                                        -------------------------------------
                                        Anne Concannon

                                        -------------------------------------
                                        Gerald Roth

                                        Roth Financial Group:

                                        -------------------------------------
                                        By:  Anthony G. Roth
                                        Title:

                                        -------------------------------------
                                        Martha Ballog

                                        Rubin Family Irrevocable Stock Trust

                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

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                                   SCHEDULE A
                                   ----------

--------------------------------------------------------------------------------
 STOCKHOLDER                                 EXCHANGE SHARES

--------------------------------------------------------------------------------
 Jonathan Adams                              5,710,882

--------------------------------------------------------------------------------
 Anne Concannon                              2,323,071

--------------------------------------------------------------------------------
 Gerald Roth                                 1,209,933

--------------------------------------------------------------------------------
 Roth Financial Group                        1,451,919

--------------------------------------------------------------------------------
 Martha Ballog                               96,795

--------------------------------------------------------------------------------
 Rubin Family Irrevocable Stock Trust        1,375,000
--------------------------------------------------------------------------------

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